UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2014

Sizmek Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36219	37-1744624
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

401 Park Avenue South, 5th Floor New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 953-9300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                        Results of Operations and Financial Condition.

On October 9, 2014, Sizmek Inc. (the “Company”) announced a preliminary revenue range related to its results of operations for the fiscal quarter ended September 30, 2014. The Company further announced that it would revise its full year guidance on its regularly scheduled third quarter earnings call in November 2014. Additional details are included in the press release attached hereto as Exhibit 99.2.

In accordance with general instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K (including exhibits) that is being furnished pursuant to Item 2.02 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act, as amended, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ken Saunders as Chief Financial Officer

The Board of Directors of Sizmek Inc. (the “Company”) has appointed Ken Saunders to serve as Chief Financial Officer of the Company, effective October 7, 2014.

Mr. Saunders, age 53, has extensive international finance experience in both public and private markets. Prior to joining the Company, Mr. Saunders served as a partner of Black Dragon Capital since March 2013, and previously served as Chief Financial Officer of two of Black Dragon Capital’s portfolio companies. Prior to joining Black Dragon Capital, Mr. Saunders served as Chief Financial Officer of BeyondTrust Software, an IT security solutions company, from September 2010 to March 2013. Before that, he served as Chief Financial Officer of three NASDAQ-listed companies, Bazaarvoice, Inc., Open Solutions, Inc. and Peregrine Systems, Inc. and one NYSE-listed company, Fair Isaac Corporation. Mr. Saunders also currently serves on the board of directors of Fortress Risk Management and the board of managers of Payveris LLC. He began his career at Arthur Andersen & Co. Mr. Saunders is a Certified Public Accountant and holds a B.S. in Accounting and Finance from Widener University.

Employment Agreement

Pursuant to an employment agreement dated October 7, 2014, between Mr. Saunders and the Company (the “Employment Agreement”), Mr. Saunders will be employed as the Chief Financial Officer of the Company.  Mr. Saunders’ salary will be $350,000 per year and he will be eligible for a targeted bonus of 50% of his annual salary beginning in 2015 (with a short term incentive payment of up to $50,000 for the remainder of 2014 based on individual performance objectives as determined by the Chief Executive Officer in his reasonable discretion upon consultation with the Company’s Board of Directors), which may be either increased or decreased based on achievement of certain performance targets.

The Employment Agreement also includes provisions regarding severance. If Mr. Saunders is terminated without cause or resigns for good reason, he will be entitled to 12 months’ base salary, plus his target annual bonus for the year in which such termination occurs (which annual bonus shall be prorated) payable in a lump sum 60 days following his date of termination.  In addition, in the event Mr. Saunders is terminated without cause or resigns for good reason, in each case prior to a change in control (as defined in the Company’s 2014 Incentive Award Plan), a pro-rated portion of his long-term incentive awards shall vest as follows:  (a) with respect to time-based long-term incentive awards, the portion of such awards as would have vested during the calendar year in which the date of termination occurs, pro-rated based on the number of full calendar quarters that he was employed during such calendar year prior to the date of termination; and (b) with respect to any long-term incentive award the vesting of which is performance-based, the portion of such awards as would have vested based on the Company’s performance relative to the applicable performance goals following the conclusion of the applicable performance period(s), pro-rated based on the number of full calendar quarters that he was employed during such performance period(s) prior to the date of termination, with the vesting and/or settlement of any performance-based long-term incentive awards to be effective at the time originally scheduled under the terms of the applicable award.  In the event Mr. Saunders’ employment is terminated without cause or he resigns for good reason following a change in control, all of his long-term incentive awards shall vest on the date of termination. Also, Mr. Saunders shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts.

In the event Mr. Saunders’ employment is terminated by reason of his death or disability, he will be entitled to receive the annual incentive which he would have been entitled to receive had he remained employed by the Company for the entire year during which his termination occurs. Such annual incentive shall be determined by the Compensation Committee (the “Committee”) based on the Company’s performance for such year and in accordance with the terms of the applicable incentive program for such year, payable in a lump sum payment on the date on which annual incentives for the year in which his termination occurs are paid to the Company’s executive officers generally, but in all events by March 15 of the year following the year in which the termination occurs.  In addition, except as otherwise provided in an award agreement evidencing a long-term incentive award, in the event Mr. Saunders’ employment is terminated by reason of his death or disability, (a) all of his long-term incentive awards the vesting of which is time-based shall vest in full on the date of termination, and (b) with respect to each long-term incentive award the vesting of which is performance-based, Mr. Saunders (or his estate, if applicable) shall remain eligible to vest in such portion of the performance award as is attributable to the performance period(s) then-underway at the time of termination (and which are scheduled to terminate on or before the December 31 following the date of termination) based on actual performance relative to the performance goals applicable to such performance period(s), which vesting and, if applicable, settlement shall be effective on the last day of the current performance period (or such other vesting and, if applicable, settlement date as may be provided in the agreement evidencing the performance award, but in no event later than March 15 of the calendar year following the year in which the date of termination occurs).

If Mr. Saunders is terminated by the Company for cause or resigns without good reason, he shall not be entitled to further compensation other than accrued obligations.

The Employment Agreement also contains standard confidentiality, non-competition and non-solicitation covenants.

The above summary is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2014.

Equity Awards

In addition, on September 30, 2014, the Company granted initial long-term incentive equity awards to Mr. Saunders in connection with the commencement of Mr. Saunders’ employment with the Company, including performance-based restricted stock units (“RSUs”), time-based RSUs and time-based stock options, under the Company’s 2014 Incentive Award Plan (the “2014 Plan”).

Stock Options

Mr. Saunders was granted stock options to purchase 15,458 shares of the Company’s common stock, 50% of which will vest at March 31, 2015 and 25% of which will vest at each of the 2015 and 2016 anniversaries of the date of grant, subject to Mr. Saunders’ continued service with the Company through such date, provided that the stock options are subject to accelerated vesting under certain circumstances.  The stock options have a term of ten years from the date of grant and were granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant, as determined under the 2014 Plan.

Time-Based RSUs

Mr. Saunders was granted 10,538 time-based RSUs.  Each time-based RSU represents a contingent right to receive one share of the Company’s common stock, with 50% of the time-based RSUs vesting at March 31, 2015 and 25% vesting at each of the 2015 and 2016 anniversaries of the date of grant, subject to Mr. Saunders’ continued service with the Company through such date, provided that the time-based RSUs are subject to accelerated vesting under certain circumstances.  Vested shares will be delivered to Mr. Saunders following each vesting date.

Performance-Based RSUs

Mr. Saunders was granted 15,808 performance-based RSUs. The performance-based RSUs will vest concurrently with the performance-based RSUs granted to the Company’s other named executive officers, as disclosed in the Company’s Current Report on Form 8-K filed on March 6, 2014.  The performance-based RSUs are intended to reward the achievement of revenue, Adjusted EBITDA and free cash flow objectives during the three-year period ending December 31, 2016, subject to Mr. Saunders’ continued service with the Company through the applicable vesting date, provided that the RSUs are subject to accelerated vesting under certain circumstances.  Vested shares will be delivered to Mr. Saunders following each vesting date.

Award Agreements

Each of the foregoing long-term equity incentive awards will be evidenced by an award agreement under the 2014 Plan.  The foregoing provides only a brief description of the terms and conditions of the long-term equity incentive awards to be granted to Mr. Saunders, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the forms of the award agreements, copies of which were filed by the Company as Exhibits 10.11, 10.12 and 10.13 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2014.

The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Departure of Executive Vice President — Global Sales

On October 9, 2014, the Company announced that Andy Ellenthal, Sizmek’s Executive Vice President — Global Sales, will be leaving the Company effective December 2014.

The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated October 9, 2014 regarding CFO Appointment.
99.2	Press Release dated October 9, 2014 regarding Departure of EVP - Global Sales and Preliminary 3rd Quarter Revenue Outlook.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIZMEK INC.

Date: October 9, 2014	By:	/s/ Sean N. Markowitz
Name: Sean N. Markowitz
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 9, 2014 regarding CFO Appointment.
99.2	Press Release dated October 9, 2014 regarding Departure of EVP - Global Sales and Preliminary 3rd Quarter Revenue Outlook.